REVOCABLE PROXY                                                     Exhibit 99.2

                                 DS BANCOR, INC.


           This Proxy is Solicited on Behalf of the Board of Directors


                  The undersigned shareholder of DS Bancor, Inc. ("DS Bancor") hereby appoints ________________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "DS Bancor Meeting") to be held at ________ a.m. on ___________ ___, 1997 at
_________________________________,  Connecticut,  and  at  any  adjournments  or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

                  This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 7, 1996, AMONG WEBSTER FINANCIAL CORPORATION ("WEBSTER"), WEBSTER ACQUISITION CORP. AND DS BANCOR, AND THE MERGER PROVIDED FOR THEREIN, PURSUANT TO WHICH DS BANCOR WILL BE ACQUIRED BY WEBSTER, AND (2) OTHERWISE IN ACCORDANCE WITH THE
DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF DS BANCOR. The undersigned shareholder may revoke this proxy at any time before it is voted by
(i) delivering to the Secretary of DS Bancor a written notice of revocation prior to the DS Bancor Meeting, (ii) delivering to DS Bancor prior to the DS Bancor Meeting a duly executed proxy bearing a later date, or (iii) attending the DS Bancor Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of DS Bancor's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

                  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                  ------------------------

                                                            See
                                                       Reverse Side
                                                  ------------------------

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


                                                              ------------

                                                                   X
                                                              ------------
                                                             Please   mark  your
                                                               votes as this.


                                  -------------
                                     COMMON



Proposal 1:      To approve and adopt an Agretment and Plan of Merger,  dated as of October 7, 1996, among Webster,  Webster  Acquisition  Corp.
                 and DS Bancor, and the merger provided for therein, pursuant to which DS Bancor will be acquired by Webster.


                  FOR                       AGAINST                    ABSTAIN
                  |_|                        |_|                        |_|


Other Matters:   The proxies are  authorized to vote upon such other business as may  properly  come  before  the  DS  Bancor  Meeting,  or  any
                 adjournments  or  postponements  thereof,  including,   without
                 limitation, a motion to adjourn the DS Bancor Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the Merger provided for therein or otherwise, in accordance with the determination of a majority of DS Bancor's Board of Directors.




Date:
         --------------------------------

         --------------------------------

         --------------------------------

             Signature of Shareholder or
               Authorized Representative



Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

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